EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP
61 Broadway, 32nd Floor
New York, NY 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

August 3, 2016

Majesco Entertainment Company
4041-T Hadley Rd.
S. Plainfield, New Jersey 07080

Re: Majesco Entertainment Company’s Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Majesco Entertainment Company, a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration for issue and sale by the Company of up to $50,000,000 in aggregate principal amount of: (i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which may include shares of Common Stock issuable upon the conversion and/or exercise of the other securities included in the Registration Statement, (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), which may include shares of Preferred Stock issuable upon the exercise of the Warrants (as defined herein) included in the Registration Statement, (iii)  senior debt securities (the “Senior Debt Securities”), which may be convertible into or exchangeable for shares of Common Stock and/or Preferred Stock, to be issued under an indenture to be entered into between the Company, as issuer, and a trustee (a form of which is included as Exhibit 4.4 to the Registration Statement) and one or more board resolutions, supplemental indentures thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplemental indenture or officer’s certificate pertaining to the applicable series of Senior Debt Securities, the “Senior Debt Securities Applicable Indenture”), (iv) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be convertible into or exchangeable for shares of Common Stock and/or Preferred Stock, to be issued under an indenture to be entered into between the Company, as issuer, and a trustee (a form of which is included as Exhibit 4.5 to the Registration Statement) and one or more board resolutions, supplemental indentures thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplemental indenture or officer’s certificate pertaining to the applicable series of Subordinated Debt Securities, the “Subordinated Debt Securities Applicable Indenture” and together with the Senior Debt Securities Applicable Indenture, the “Applicable Indenture”), (v)  warrants (the “Warrants”) to purchase Common Stock, Preferred Stock and/or Debt Securities, which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a designated warrant agent (the “Warrant Agent”), (vi) shares of Common Stock and/or Preferred Stock issuable upon exercise of the Warrants or upon conversion or exchange of the Debt Securities, (vii) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities and Warrants, in any combination (the “Units”), which may be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a designated unit agent (the “Unit Agent”) and/or (viii) any combination of the foregoing securities (collectively, the Common Stock, Preferred Stock, the Debt Securities, Warrants and Units plus any additional Debt Securities, Common Stock, Preferred Stock, Warrants and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Company contemplated by the Registration Statement, are collectively referred to herein as the “Securities”). The Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the Prospectus, as supplemented by the various prospectus supplements that may be filed under the Securities Act after the date hereof.

We also have acted as special counsel to the Company in connection with the registration of 695,949 shares of Common Stock and up to 2,782,986 shares of Common Stock which are issuable upon conversion of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, offered for resale by the selling stockholders named in the Registration Statement  (the “Selling Stockholder Shares”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and no opinion is expressed herein pertaining to the Registration Statement, or related applicable Prospectus, other than with respect to the enforceability of the Applicable Agreements (defined below) and the legally-issued nature of the Securities.

 We have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate to express the opinions set forth below. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company.

Based upon and subject to the foregoing and to the other assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. When an issuance of Common Stock, other than the Selling Stockholder Shares, has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Restated Certificate of Incorporation, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

2. When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Restated Certificate of Incorporation and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Restated Certificate of Incorporation, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

3. When the Applicable Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Company and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.   When the applicable Warrant Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.    When the applicable Unit Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to the Selling Stockholder Shares, the Selling Stockholder Shares have been duly authorized, validly issued, fully paid and non-assessable.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement, other than the Selling Stockholder Shares (the “Offered Securities”):

(i)  the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly established the terms of the Offered Securities;

(ii)  the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly authorized, and taken any other necessary corporate action to approve the creation, issuance and sale of, the Offered Securities and related matters (including without limitation with respect to offered Preferred Stock, the creation, execution, acknowledgment and filing of a certificate of designation stating the number, designation, relative rights, preferences and limitations of any such offered Preferred Stock in accordance with the applicable provisions of the corporate laws of the State of Delaware) and such authorizations and actions have not been rescinded;

(iii)  the terms of the issuance and sale of the Offered Securities have been duly established in conformity with the Restated Certificate of Incorporation, as amended, the restated by-laws, and other similar formation documents of the Company (the “Formation Documents”) and any other relevant agreement, the Warrant Agreement and the Unit Agreement (collectively, the “Applicable Agreements”), so as not to violate any applicable law, the Formation Documents (subject to the further assumption that such Formation Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company;

(iv)  the Offered Securities, and any certificates representing the interests in the relevant Offered Securities, have been duly authenticated, authorized, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor (in an amount per share of Common Stock or Preferred Stock, as appropriate, not less than the par value thereof) and have been duly issued and sold in accordance with any relevant agreement (including, but not limited to, any Applicable Agreements), any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any prospectus supplement(s) relating thereto;

(vi)  the Registration Statement, as finally amended (including all necessary post-effective amendments) and any additional registration statement filed under the Securities Act will have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded;

(vii)  appropriate prospectus supplement(s) shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby;

(viii)  the Offered Securities shall be issued and sold in compliance with all federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein;

(ix)  if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto;

(x) in the case of an Applicable Agreement or other agreement or instrument pursuant to which any Offered Securities are to be issued, (i) each Applicable Agreement will be duly authorized, executed and delivered by the parties thereto other than the Company, (ii) that each Applicable Agreement will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iii) that the status of each of the Applicable Agreement as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities;

(xi)  in the case of an Applicable Agreement or other agreement or instrument pursuant to which any Offered Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein and

(xii) in the case of an Applicable Agreement or other agreement or instrument pursuant to which any Offered Securities are to be issued, we have assumed that the laws of the State of New York will be chosen to govern such agreement or instrument and that such choice is a valid and legal provision.

The foregoing opinions are based upon and expressly limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect, of the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Delaware.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or accumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or under the rules and regulations promulgated by the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws, even where the Offered Securities may be issued from time to time on a delayed or continuous basis.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP